Exhibit 5.1

Opinion of Holland & Knight LLP

April 7, 2011

eDiets.com, Inc.

1000 Corporate Drive, Suite 600

Fort Lauderdale, Florida 33334

Ladies and Gentlemen:

We have acted as special counsel to eDiets.com, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1, as amended (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the issuance by the Company to its stockholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Rights Offering”). The Registration Statement relates to the Rights and 9,196,581 shares (the “Rights Shares”) of Common Stock that may be issued and sold by the Company upon exercise of the Rights. The Rights and the Rights Shares are collectively referred to herein as the “Securities.”

In so acting, we have examined such documents, including (i) the Registration Statement and prospectus included therein (the “Prospectus”), (ii) the Restated Certificate of Incorporation of the Company, as amended, (iii) the By-laws of the Company, (iv) a specimen certificate representing the Common Stock; (v) a specimen certificate representing the Rights and (vi) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In addition, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based on our examination mentioned above, we are of the opinion that:

1. the Rights have been duly authorized by the Company and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2. The Rights Shares have been duly authorized by the Company and, when issued and delivered against payment therefor upon due exercise of Rights as contemplated in the Prospectus, the Rights Shares will be validly issued, fully paid and nonassessable.

This opinion letter is limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware, including all Delaware statutes, all Delaware court decisions and all provisions of the Delaware constitution that affect the interpretation of the General Corporation Law and the federal laws of the United States of America.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to our name under the caption “Legal Opinions” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ HOLLAND & KNIGHT LLP

HOLLAND & KNIGHT LLP

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